SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

May 19, 2014
(Date of earliest event reported)

Farmers & Merchants Bancorp
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000 – 26099	94-3327828
(Commission File Number)	(IRS Employer Identification No.)

111 West Pine Street, Lodi, California 95240
(Address of principal executive offices)       (Zip Code)

(209) 367-2300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(C))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 19, 2014, Farmers & Merchants Bancorp (the “Company”) held its Annual Meeting of Stockholders (the “Meeting”) for which the Board of Directors solicited proxies. A quorum of stockholders was present, consisting of a total of 525,576 shares or 67.6% of shares outstanding. The following items were voted on during the Meeting:

1. Election of Directors

The seven nominees listed below were elected and the results of the election were as follows:

Name	Votes For	% of Voted Shares	Votes Withheld	% of Voted Shares
Stewart C. Adams, Jr.	518,759	98.7%	6,817	1.3%
Edward Corum, Jr.	519,653	98.9%	5,923	1.1%
Bruce A. Mettler	520,451	99.0%	5,125	1.0%
Kevin Sanguinetti	519,880	98.9%	5,696	1.1%
Kent A. Steinwert	519,349	98.8%	6,227	1.2%
Calvin (Kelly) Suess	520,422	99.0%	5,154	1.0%
Carl Wishek, Jr.	520,350	99.0%	5,226	1.0%

2. Approval, By Non-Binding Vote, On the Compensation of the Named Executive Officers (Say-On-Pay)

In accordance with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“the Act”), the Company asked stockholders to provide advisory (non-binding) approval of executive compensation as described in the “Executive Compensation Discussion and Analysis” section of the 2014 proxy statement. The results of the election were as follows:

	Shares	% of Voted Shares
For	489,348	93.1%
Against	8,029	1.5%
Abstain	28,199	5.4%

Item 8.01	Other Events

Attached as Exhibit 20 and incorporated herein by reference is a chart from the program for the 2014 Annual Meeting of Stockholders. This chart presents annualized shareholder returns for the seventeen year period from 1997 through 2013.

On May 19, 2014, Farmers & Merchants Bancorp announced the Board of Directors’ declaration of a mid-year cash dividend, a copy of which is included as Exhibit 99 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits:

20	Chart from the program for the 2014 Annual Meeting of Stockholders.

99	Press release announcing the Board of Directors of Farmers & Merchants Bancorp’s declaration of a mid-year cash dividend.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARMERS & MERCHANTS BANCORP

	By	/s/ Stephen W. Haley
Stephen W. Haley
Executive Vice President
& Chief Financial Officer

Date: May 21, 2014